Exhibit 99.1
PHH Keefe, Bruyette & Woods 2009 Diversified Financial Services Conference Investor Presentation June 3, 2009

Forward Looking Statements Statements in this presentation that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “potential,” “may increase,” “may result,” “will result,” “may fluctuate,” “run rate,” “outlook,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Certain factors that could cause actual results, performance or achievements to differ materially from those expressed in such forward-looking statements are described under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. Investors are cautioned not to place undue reliance on any forward-looking statements. Except for our ongoing obligations to disclose material information under the federal sec urities laws and applicable stock exchange listing standards and unless otherwise required by applicable law, we undertake no obligation to release publicly any updates or revi sions to any forward-looking statements or to report the occurrence or non-occurrence of anticipated or unanticipated events. 2

Important Disclosures Basis of Presentation of Financial Data Unless noted otherwise in this presentation, all reported financial data is being presented as of the period ended March 31, 2009 (unaudited). Non-GAAP Financial Measures This presentation, in slides nos. 6, 8, 12, 18, and 30, contains certain financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), including “Non-GAAP Operating Profit” and “Adjusted Segment Profit (Loss)” for each of our Mortgage Production, Mortgage Servicing and Fleet Management Services segments. As “Non-GAAP Operating Profit” and “Adjusted Segment Profit (Loss)” are incomplete measures of the Company’s financial performance and involve differences from segment profit computed in accordance with GAAP, these non-GAAP financial measures should be considered as supplementa ry to, and not as a subs titute for, segment profit computed in accordance with GAAP as a measure of the Company’s financ ial performance. The Company believes that these non-GAAP financial measures are useful to investors because they provide a means by which investors can evaluate the Company’s underlying core operating performance, exclusive of certai n items that investor s may consider to be non-core in nature. The Company also believes that any meaningful analysis of the Company’s financial performance by investors requires an understanding of the factors that drive the Company’s underlying core operating performance as distinguished from the factors that are included in computing segment profit in accordance with GAAP and that may obscure such core operating performance over time. Reconciliations of these non-GAAP fina ncial measures to the most comparable GAAP measure as required by Regulation G are shown in Appendix A attached to this presentation. Important Additional Information PHH Corporation, on May 7, 2009, filed a proxy statement in connection with its 2009 Annual Meeting of Stockholders and advises its stockholders to read that proxy statement because it contains important information. Stockholders can obtain a free copy of that proxy statement and other documents (when available) that P HH files with the Securities and Exchange Commission at the Commission’s website at www.sec.gov . That proxy statement and these other documents are also available free of charge by directing a request to PHH Corporation, Attn: Investor Relations, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054 or visiting PHH’s website at www.phh.com under the “Investor Relations” tab. PHH, its directors and named executive officers may be deemed to be participants in the solicitation of proxies from PHH stockholders in connection with the 2009 Annual Meeting of Stockholders. Information regarding the names, affiliations and interests of such individuals is contained PHH’s proxy statement referred to in the preceding paragraph. 3

Speakers ??Terry Edwards, President & Chief Executive Officer, PHH Corporation ??Sandra Bell, Executive Vice President & Chief Financial Officer, PHH Corporation 4

Agenda ??Overview of First Quarter??Mortgage Segments Summary ??Fleet Management Services Segment Summary??Combined Segments in a New Mortgage World??Funding Strategy??Questions and Answers 5

Highlights for Q109 ?Net income of $2M ?Basic and fully diluted EPS of $0.04 ?Non-GAAP operating profit of $119M 6

Quarterly Results (unaudited)

	Three Months Ended March 31, 2009					Three Months Ended March 31, 2008
	Mortgage Production	Mortgage Servicing	Fleet Management Services	Other	Total PHH Corporation	Total PHH Corporation
	(In millions, unaudited)					
Net fee income	$ 61	$ -	$ 37	$ -	$ 98	$ 97
Fleet lease income	-	-	364	-	364	384
Gain on mortgage loans [1]	198	-	-	-	198	114
Mortgage net finance (expense) income	(2)	(9)	-	-	(11)	11
Loan servicing income before reinsurance-related charges	-	114	-	-	114	119
Realization of expected cash flows from MSRs [2]	-	(92)	-	-	(92)	(60)
Other income (expense) [3]	1	(2)	13	(1)	11	76
Net revenues before certain fair value adjustments and reinsurance-related charges	258	11	414	(1)	682	741
Decline in valuation of certain MLHS [4]	(10)	-	-	-	(10)	(42)
Reinsurance-related charges	-	(14)	-	-	(14)	(7)
Fair value adjustments related to MSRs [5]	-	(71)	-	-	(71)	(50)
Net revenues	248	(74)	414	(1)	587	642
Depreciation on operating leases	-	-	325	-	325	322
Fleet interest expense	-	-	32	(2)	30	44
Other expenses	132	23	50	1	206	221
Total expenses before foreclosure-related charges	132	23	407	(1)	561	587
Foreclosure-related charges	-	21	-	-	21	11
Total expenses	132	44	407	(1)	582	598
Pre-tax income (loss) before noncontrolling interest	116	(118)	7	-	5	44
Less: income attributable to noncontrolling interest	3	-	-	-	3	4
Segment profit (loss)	$ 113	$ (118)	$ 7	$ -	$ 2	$ 40

[1] Gain on mortgage loans other than decline in the valuation of certain non-conforming and adjustable rate mortgage loans. In 2008, this amount includes the benefit of adopting fair value accounting pronouncements of $30 million.

[2] Represents the reduction in the fair value of mortgage servicing rights due to prepayments and portfolio decay. Portfolio decay represents the reduction in the value of MSRs from the receipt of monthly payments, the recognition of servicing expense and the impact of delinquencies and foreclosures.

[3] Other income in 2008 includes the receipt of a reverse termination fee from Blackstone Capital Partners V L.P., of $50 million, related to a terminated merger agreement with General Electric Capital Corporation.

[4] Represents the decline in the valuation of certain non-conforming and adjustable rate mortgage loans.

[5] Represents the Change in fair value of mortgage servicing rights due to changes in market inputs or assumptions used in the valuation model. The fair value of our MSRs is estimated based upon projections of expected future cashflows from our MSRs considering prepayment estimates, our historical prepayment rates, portfolio characteristics, interest rates based on interest rate yield curves, implied volatility and other economic factors. In 2008, this amount is net of Net derivative gain related to MSRs of $26 million.

7

PHH

Non-GAAP Operating Profit

	Three Months Ended March 31, 2009					Three Months Ended March 31, 2008
	Mortgage Production	Mortgage Servicing	Fleet Management Services	Other	Total PHH Corporation	Total PHH Corporation
	(In millions, unaudited)					
Segment profit (loss) - as reported	$ 113	$ (118)	$ 7	$ -	$ 2	$ 40
Reinsurance-related charges	-	14	-	-	14	7
Foreclosure-related charges	1	21	-	-	22	11
Segment profit (loss) before credit-related charges	$ 114	$ (83)	$ 7	$ -	$ 38	$ 58
Decline in valuation of certain MLHS [(1)]	10	-	-	-	10	42
Fair value adjustments related to MSRs [(2)]	-	71	-	-	71	50
Benefit of adopting fair value accounting pronouncements	-	-	-	-	-	(30)
Reverse termination fee, net of merger related expenses	-	-	-	-	-	(42)
Non-GAAP operating profit [(3)]	$ 124	$ (12)	$ 7	$ -	$ 119	$ 78

(1) Represents the decline in the valuation of certain non-conforming and adjustable rate mortgage loans.

(2) Represents the Change in fair value of mortgage servicing rights due to changes in market inputs or assumptions used in the valuation model. In 2008, this amount is net of Net derivative gain related to MSRs of $26 million.

(3) Non-GAAP operating profit is a measure that does not conform with accounting principles generally accepted in the United States ("GAAP"). See "Non-GAAP Financial Measures Reconciliation" included in this presentation for Regulation G disclosures.

8

PHH

Condensed Consolidated Balance Sheet
(unaudited, in millions) March 31, December 31, 2009 2008 ASSETS Cash and cash equivalents $122 $109 Restricted cash 637 614 Mortgage loans held for sale 1,961 1,006 Net investment in fleet leases 4,052 4,204 Mortgage servicing rights 1,223 1,282 Goodwill and other intangible assets 65 65 Other 993 993 Total assets $9,053 $8,273 LIABILITIES AND EQUITY Debt $6,520 $5,764 Deferred income taxes 569 579 Other 692 663 Total liabilities 7,781 7,006 Total PHH Corporation stockholders’ equity 1,268 1,266 Noncontrolling interest 4 1 Total equity 1,272 1,267 Total liabilities and equity $9,053 $8,273 Leverage 5.1:1 4.5:1 9

Mortgage Segments 10

Mortgage Production Segment Q109 Overview ?Strong first quarter production results ? 1st mortgage closing volumes up 96% from Q408?Total application volume up 73% from Q408 ?Pricing margins remain healthy ?Purchase closing volumes are 29% of total volumes ? As purchase volume increases, we believe we are well prepared to capture share ?Maintaining cost discipline as we increase production capacity New Mortgage World 11

Adjusted Mortgage Production Segment Results* For the quarter ended March 31, 2009 (Adjusted Segment profit $ in millions) $123 125 $113 115 105 95 85 75 65 55 45 35 25 15 5 -5 Reported Decline in Value of Illiquid Loans Segment Results * This is a non-GAAP financial measure. For a reconciliation to the most comparable GAAP financial measure, see Appendix A. 12

New Mortgage World
Pricing Margin and Volume

- Industry loan production capacity remains constrained
- Pricing margin remains at the high end of this scale
- Pricing margin has been above 100 bps for 9 months



Closings ($B)
Pricing margin (bps)
14
12
10
8
6
4
2
0
180
160
140
120
100
80
60
40
20
0
Q107
Q207
Q307
Q407
Q108
Q208
Q308
Q408
Q109
Loans Closed to be Sold
Fee Based Closings
Pricing Margin on Loans to be Sold

Pricing Margin shown above reflects the market price of the loan at the time of interest rate lock commitment relative to our basis including an expected cost of hedging the loan plus any net interest carry to be earned prior to sale as well as any discount points paid by the borrower. Excluded from margin is the base servicing value, borrower paid fees (other than discounts) and the cost of originating the loan.

13

PHH

Production Segment 2009 Outlook
?Given nearly $9B in Q109 closings and positive momentum into Q209, we expect strong 2009 production earnings ?Announced one new PLS client signing in Q109 ? Pipeline remains strong ?Fannie Mae and MBA are predicting over $2 trillion in industry volumes for 2009 which, if realized, translates to over $40B in originations for PHH assuming a 2% market share 14

Mortgage Production Segment Annualized Potential Profitability Sensitivity ??The matrix on the following slide shows annualized production profitability sensitivity, consistent with our prior webcast??We believe the matrix continues to provide an approximation of the segment profitability, on an annualized basis, utilizing the following basic assumptions:
Break even for the business is $27B in closings assuming margin of 80 bps
Each additional $1B in closing volume would be expected to generate approximately $8-14M in segment profit at 80 bps
Loans closed to be sold is assumed at roughly 2/3 of total closings and margins in excess of 80 bps can be applied to the volume of loans closed to be sold ??Revenues are recognized throughout the origination process from the interest rate commitment date through the date of sale
Comparison of quarterly periods may be distorted relative to the annualized period presented due to the potential effects of revenue recognition timing
15

Mortgage Production Segment
Annualized Potential Profitability Sensitivity PHH Mortgage Annualized Production Segm ent Profit Sensitivity Earnings in Millions ($) Price Margin in Bps 80 90 100 125 150 175 200 Volume in Billions 27 0 16 32 32 36 57 78 131 181 36 76 101 126 187 249 311 373 40 182 253 325 397 469 44 327 409 491 573 48 493 585 677
Q109 run rate The projected results presented in the matrix above are representative of normalized results of operations for the production s egment and assume an annualized volume level and an average margin for that annualized volume. Consistent with a normalized result it assum es there are no mark-to-market adjustments for loans held for sale such as scratch and dent, second lien and jumbo loans. Volumes and margins at any point in time or over a shorter time period may vary materially from those annualized assumptions. Other market factors may result in actual production segment results differing materially from the normalized results presented above. The projected results presented above may vary by the greater of $5 million or 20% in either direction due to factors that impac t results in ways that may not be predictable. 16

Mortgage Servicing Segment
Q109 Overview

- Segment loss of $118M
  - Results negatively impacted by $71M mark to market valuation adjustment
  - Actual prepayments result in $65M reduction in MSR value
  - Interest on escrows and float benefit declined by approximately $21M from Q108
  - We continued to build foreclosure and credit reserves
- Portfolio delinquency improved as seasonally expected; we believe our portfolio performance is among the best in the industry
  - Portfolio delinquency levels (based on loan count) improved 45 bps from year-end to 3.58% at 3/31/09
  - Foreclosure, REO, and bankruptcies (based on loan count) increased 36 bps from year-end to 2.26% at 3/31/09
- Assuming stable market conditions, we expect that Servicing could generate annualized segment profit of 9 to 11 bps and cash flows of 24 to 26 bps on the capitalized servicing portfolio (excluding any cost of hedging)
- Expected segment underperformance in 2009 due to:
  - Increased prepayments due to increased refinance activity
  - Current low short term rates limit float/escrow earnings opportunity
  - Credit markets driving high funding costs
  - Continued high level of provisions for credit loss on recourse obligations
  - Delinquencies driving higher segment operating costs

17

PHH

Adjusted Mortgage Servicing Segment Results* For the quarter ended March 31, 2009 (Adjusted Segment loss $ in millions)
<$19> <$37> <$32> -30 <$47>
-80
-130 <$118>
Reported M SR Valuation (incl hedge results Excess Foreclosure-Related Atrium Reinsurance Loss Impact of Segment in 2008) Charges Delinquency Rates Results on M SR value
* This is a non-GAAP financial measure. For a reconciliation to the most comparable GAAP financial measure, see Appendix A. 18

Bridging Q109 Adjusted Mortgage Servicing Segment Results to Hypothetical Annualized Servicing Segment Profit of 9-11bps of Capitalized Servicing Portfolio ?Hypothetical annualized servicing segment profit of 9-11 bps of capitalized servicing portfolio based on: ?Stable market conditions ?Higher escrow and float quarterly earnings of $21M assuming average 1-mo LIBOR since 1/1/05 of 3.80%
Versus 1-mo LIBOR as of 5/15/09 of 0.33%
?Quarterly MSR fair value adjustment of $32M due to assumed decline in annual prepayment rate to 10% of capitalized servicing portfolio 19

MSR Valuation ??MSR valued at 97 bps as of 3/31/09, down 2 bps from 12/31/08 ? Primary mortgage rates are down slightly at 3/31/09 from year end?Actual prepayment speeds approximately 60% of modeled prepayment speeds during Q109 ?Modeled prepayment speeds incorporate borrowers’ rate incentive, including borrowing costs associated with estimated FICO & current LTV ?Assumes all borrowers have ability to refinance, including the ability to reduce the loan balance to qualify for the new loan?Valuation assumes additional prepayments resulting from the HASP program which is expected to lower the cost of refinance for certain high LTV borrowers & drove a significant portion of $71M mark-to-market of MSR ?Valuation does not include potential revenue opportunities associated with government sponsored loan modification programs 20

Superior Servicing Portfolio Performance PHH portfolio compared to MBA Industry Average First Lien 60 or more days delinquent
0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 1Q03 2Q03 3Q03 4Q03 1Q04 2Q04 3Q04 4Q04 1Q05 2Q05 MBA 3Q05 4Q05 PHH 1Q06 2Q06 3Q06 4Q06 1Q07 2Q07 3Q07 4Q07 1Q08 2Q08 3Q08 4Q08
PHH Servicing Portfolio Performance is consistently better th an the MBA Industry Average. Based on prime mortgages only Source: National Delinquency Survey, Mortgage Bankers Association 21

Mortgage Recourse & Reserves
Underlying UPBReserve Balance (in $million)(in $million)Performance
Loan Servicing Portfolio
Credit Enhancement Program [1] 80 3.96% 90 days or more delinquent Other Recourse [2] 312 11.09% 90 days or more delinquent Off Balance Sheet Recourse [3] 392 45
Loans in Foreclosure and Real Estate Owned
Loans in Foreclosure, net [4] 99 19
Real Estate Owned, net [4] 25 24
Reserve Balances, March 31, 2009 88
Reserve Rollforward
Reserve Balances, December 31, 2008 81
Realized Foreclosure Losses (15)
Increase in Foreclosure Reserves 22
Reserve Balances, March 31, 2009 88
(1) The Credit enhancement program exposure is expected to be substantially reduced by the end of Q209. (2) Other recourse represents the recourse obligations on the population of loans serviced by PHH that have been specifically identified with recourse. The delinquencies presented are specific to such loans. (3) Off balance sheet recourse UPB includes the loans serviced by PHH that have been specifically identified with recourse to PHH. In addition to the identified $392M of UPB with recourse obligations, the $45M reserve contemplates additional loans not yet specifically identified as recourse obligations. (4) The underlying unpaid principal for loans in foreclosure and real estate owned are presented net of the associated reserves. 22

Atrium Reinsurance ??Atrium currently has $264M in restricted cash held in trust to pay claims as of 3/31/09 ??We expect Atrium to begin paying reinsurance claims in Q209??Future premiums will also be available to pay claims ??Cash and future premiums more than adequate to cover expected losses??Current reserves established at $97M ??Projections: ??Future premium income $126M on loans reinsured??Future paid losses $219M all from book years 2004 — 2008 ??Loss projections are based on a variety of assumptions, including the characteristics of the current reinsured portfolio, historical loss experiences (loss curves) based on industry data, projected home price declines, projected unemployment rates, projected prepayment levels and other factors. 23

Impact of Government Mortgage Programs ??PHH will participate in government modification programs for GSE loans ??The servicer will receive $1,000 per year and up to $3,000 for the modification provided the borrower stays current for three years $
??An additional 500 may be paid to the servicer if an at-risk borrower is current at the time of the loan modification ??High quality of PHH servicing portfolio lessens earnings potential from HASP modification programs ??We project to begin closing modifications monthly on GSE loans starting in May??Current Loan modification pipeline of approximately 7,000 GSE loans of which over 1/3 are not delinquent
Represents borrowers that have contacted us and meet initial sc reening requirements
??We are currently servicing approximately 22,000 additional GSE loans that are delinquent or in foreclosure 24

2009 Mortgage Opportunities & Risks ??Mortgage markets driven by Fed policy—unpredictable & subject to change? Impact of government initiatives for loan modifications and refinancing higher LTV loans is just beginning, not yet reflected in results other than MSR value??Jumbo market remains illiquid? Expected eligibility of jumbo mortgages for TALF program may create liquidity and investor demand??Economies of scale and consolidation continue to drive PLS opportunities??Impact of current recessionary trends remains unknown 25

Mortgage Outlook — assuming stable rates Outlook for 2009 assuming stable interest rate environment: ??Strong Mortgage production segment profits ??Continued high level of actual prepayments from the loan servicing portfolio??Minimal MSR valuation adjustments ??Provisioning for credit costs may slow as housing prices stabiliz e and the government modification programs are implemented??Increasing purchase origination volume assuming home pr ices stabilize and home sales improve??Mortgage production segment results are expected to more than offset: ? MSR value lost due to actual loan prepayments? Continued provision for credit losses ??Quarterly run rate for combined mortgage segments’ profits for remainder of 2009 of approximately $70M, using Q109 run rate, assuming minimal MSR fair value adjustments 26

New Mortgage World ??At this time we believe we have balance between production and servicing due to the “natural business hedge” ??Based on assumptions listed on the prior page, we would expect combined mortgage segments’ profits of approximately $70M per quarter for the remainder of 2009 using Q109 run rate assuming minimal MSR fair value adjustments ??We believe, in a rising interest rate environment: · Servicing segment shows improved profitability · Production volume would move down; assuming $36B in annual production and assuming pricing margins at approximately 100 bps, consistent with the levels seen in the past 9 months, we would expect the production segment to generate $126M in annual profit as reflected by the matrix (slide 16) ??We remain focused on shifting cost from a fixed to a more variable structure 27

Fleet Management Services Segment 28

Fleet Management Services Segment Q109 Overview ??Lease rate changes have been implemented to more closely match funding costs prospectively ??New vehicle purchases reflective of re-priced client leases ??Impact of new funding costs will become clearer as deals are completed ??2008 cost reduction targets met ??Margins set to improve over time as runoff of current lease portfolio occurs and is replaced with re-priced units ??Promising sales discussions with large prospective clients for full services 29

Adjusted Fleet Management Services Segment Results * For the quarter ended March 31, 2009 (Adjusted Segment profit $ in millions) 40 30
$18
20
$7
10
0 Reported Increased Debt Fees Segment Results
* This is a non-GAAP financial measure. For a reconciliation to the most comparable GAAP financial measure, see Appendix A. 30

Fleet Funding Update ??Funding needs for the remainder of 2009 expected to be well under historical levels ??Businesses are cautious on new spend and resource levels needed in sales and service functions??Uncertainties surrounding domestic motor companies have also impacted client vehicle spend ??The Federal Reserve has expanded asset classes eligible for the TALF program ??Commercial fleet leasing asset is now an eligible asset class ??Canadian ABS market appears to be thawing ? Canadian Secured Credit Facility (CSCF) targeting vehicl e and equipment loans and leases??Bids from bank conduits and private investors appear to be returning??Expect traction from one or more of these sources by end of Q2 or Q309 31

Fleet Management Services Segment 2009 Outlook ?Continue cost management initiatives?Ongoing focus on credit quality and cash flow ?Increase level of consulting to key clients ?Pursue opportunities for additional outsource services ?Continue investments in technology ?Expect $20M-$30M segment profit for 2009?Expect to return to an annualized profitability level of $70M to $80M within 2 years 32

PHH Expected Results in the New Mortgage World Expected Q209 Results* ($ millions except per share data)
Segment Profit Mortgage segments combined $70
Fleet segment $7
PHH combined pre-tax profit $77
PHH Net income after 40% tax $46
PHH Basic EPS** $0.85
* This assumes a stable interest rate environment and mini mal MSR valuation adjustments ** Assuming weighted average shares outstanding of 54.4M 33

Funding Strategy ?Multi-pronged, multi-sourced, multi-duration ?TALF ?Canadian Government Programs ?Private sources, banks and term capital markets ?Bank Strategy 34

Summary ?We believe PHH Mortgage is well positioned in The New Mortgage World to capitalize on the current refi boom ?Our mortgage company is marked to market ? Our credit costs are well below the industry ?We expect the Fleet segment to return to an annualized profitability level of $70M to $80M within 2 years?We believe the future is bright for both businesses 35

Questions and Answers 36

Appendix A 37

Non-GAAP Operating Profit
Non-GAAP Financial Measure Reconciliation
Three Months Ended March 31, 2009 Three Months Ended 3/31/2008 Fleet Mort gage Mortgage Mana gement Total Total Production Servicing Services Other PHH Cor poration PHH Cor &n bsp; poration (In millions, unaudited)
Segment profit (loss) — as reported $113 $(118) $7 $- $2 $40
Reinsurance-related charges — 14 — — 14 7
Foreclosure-related charges 1 21 — — 22 11
Segment profit (loss) before credit-related $114 $(83) $7 $- $38 $58 charges
Decline in valuation of certain MLHS (1) 10 — — — 10 42
Fair value adjustments related to MSRs (2) — 71 — — 71 50
Benefit of adopting fair value accounting — — — — — (30)
pronouncements Reverse termination fee, net of merger — — — — — (42)
related expenses Non-GAAP operating profit (3) $124 $(12) $7 $- $119 $78
(1) Represents the decline in the valuation of certain non-conforming and adjustable rate mortgage loans. (2) Represents the Change in fair value of mortgage servicing rights due to changes in market inputs or assumptions used in the val uation model. In 2008, this amount is net of Net derivative gain related to MSRs of $26 million. (3) Non-GAAP operating profit is a measure that does not conform with accounting principles generally accepted in the United State s (“GAAP”). 38

Adjusted Mortgage Production Segment Profit Non-GAAP Financial Measure Reconciliation Adjusted Mortgage Production Segment Results (Unaudited) (In millions)
Quarter Ended March 31, 2009
Reported Mortgage Production segment profit $113 Decline in value of illiquid MLHS (Scratch & Dent, Second-lien, Construction ) (1) 10 Adjusted Mortgage Production segment profit $123
1 Represents the decline in valuation of scratch and dent, second lien and construction mortgage loans.
39

Adjusted Mortgage Servicing Segment Profit Non-GAAP Financial Measure Reconciliation Adjusted Mortgage Servicing Segment Results (Unaudited) (In millions) Quarter Ended March 31, 2009 Reported Mortgage Servicing segment loss $(118 Net loss on MSRs risk management activities 71 Excess foreclosure-related charges [1] 10 Net reinsurance loss 5 Impact of delinquency rates on MSR value [2] 13 Adjusted Mortgage Servicing segment loss $(19) [1] Foreclosure related charges in excess of 3 bps of the average capitalized MSR portfolio. 2 Increase in delinquencies rates on MSR portfolio reduces expected revenues and increases cost to service. Delinquency rates negatively impacted MSR value by an estimated $13 M. 40

Adjusted Fleet Management Services Segment Profit Non-GAAP Financial Measure Reconciliation Adjusted Fleet Management Services Segment Results (Unaudited) (In millions)
Quarter Ended March 31, 2009
Reported Fleet Management Services segment profit $7 Increase in debt fees 11 Adjusted Fleet Management Services segment profit $18
41